EXHIBIT 10.2

Stock Purchase Agreement

GLUCOSE HEALTH, INC.

(Purchaser)

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of May 1, 2019 (the “Effective Date”), by and between GLUCOSE HEALTH, INC., a Nevada corporation (the “Company”) and [  ] (“Purchaser”). Each of the Company and Purchaser may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company desires to raise from interested investors up to an aggregate amount of $410,000.00; $200,000.00 being received from the offer and sale of 4,000,000 shares of common stock, par value $0.001, of the Company (the “Common Stock”) at a price of $0.05 per share and $210,000.00 being received from the offer and sale of 2,800,000 shares of Series B Cumulative Preferred Shares, no par value, of the Company (the “Series B Preferred Stock”) at a price of $0.075 per share;

WHEREAS, the Purchaser wishes to purchase from the Company and the Company wishes to sell to the Purchaser, upon the terms and conditions stated in this Agreement, certain shares of the Series B Preferred Stock certain shares of the Common Stock, and the Parties shall undertake such additional actions as set forth herein;

WHEREAS, Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 promulgated under Regulation D pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and such other Federal and state securities exemptions as may be deemed available;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.	Definitions. In addition to the other terms as defined herein, for purposes of this Agreement the following terms shall have the following meaning:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Business Day” shall mean any day on which commercial banks in the State of Nevada are generally open for business.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

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 “Damages” means any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation), provided, however, that “Damages” shall not include punitive damages, except to the extent actually awarded to any Governmental Authority or other third party, or consequential damages or lost profits in any case.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Transaction Documents” means this Agreement, the Note Redemption Agreement, the Certificate of Designation and any other agreements or documents entered into in connection herewith or therewith.

2.	Purchase and Sale.

	2.1.	Upon the terms and conditions set forth herein, on the Closing Date, the Company will issue and sell to Purchaser, and the Purchaser shall purchase from the Company, the following:

(i) One Million, Sixty Six Thousand, Six Hundred, Sixty-Seven (1,066,667) shares of Series B Preferred Stock (“Purchased Series B Preferred Stock”), for the price of $0.075 per share of Purchased Series B Stock, for an aggregate purchase price of $80,000.03 (the “Series B Purchase Price”); and

(ii) Two Million (2,000,000) shares of Common Stock (“Purchased Common Stock” and, together with the Purchased Series B Preferred Stock, the “Purchased Stock”), for the price of $0.05 per share of Purchased Common Stock, for an aggregate purchase price of $100,000.00 (the “Common Stock Purchase Price”).

The Series B Preferred Purchase Price and the Common Stock Purchase Price, totaling $180,000.03, shall be referred to herein collectively as the “Purchase Price.”

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2.2.

The “Closing” of the transaction contemplated hereby shall be held within five (5) business days after the date that the Company has provided written notice to the Purchaser that the conditions set forth in Sections 3.1 and 3.2  below have been satisfied, which notice shall contain copies of the Amendment to the Articles of Incorporation and the Certificate of Designation for the Series B Preferred Stock as filed with the Nevada Secretary of State and which are in full force and effect. The Closing shall be conducted without a formal meeting of the Parties unless otherwise mutually agreed to by the Parties. The date Closing actually occurs is referred to herein as the “Closing Date”

2.3.	On the Closing Date:

2.3.1.

The Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions provided prior to the Closing; and

2.3.2.

The Company shall instruct its transfer agent to deliver to Purchaser a statement indicating the journal entry recording the Purchased Stock, provided, that if so requested by Purchaser, the Company shall deliver to Purchaser certificates representing the Purchased Stock; and

2.3.3.

The Company and Purchaser shall execute and deliver such other documents or instruments as may be reasonably necessary to consummate and effect the transactions contemplated by this Agreement and the Transaction Documents.

3.

Conditions to Closing. The obligations of the Purchaser to consummate the purchase and acquisition of the Purchased Stock as provided for herein is subject to the fulfillment by the Company, or the written waiver of Purchaser, at or prior to the Closing Date, of each of the following conditions:

3.1

The Company shall have filed with the Nevada Secretary of State an Amendment to its Articles of Incorporation which changes its authorized capital to increase the number of authorized shares of preferred stock from 1,000 shares up to 3,000,000 shares, which the Board of Directors shall have the right to designate the rights, preferences, class, series, limitations and other rights with respect to any and all such shares of authorized preferred stock of the Company; and

	3.2	The Company shall have filed with the Nevada Secretary of State a Certificate of Designation for the Series B Preferred Stock in the form attached hereto as Exhibit A.

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4.

Use of Proceeds. The Company covenants and agrees that it shall utilize a sufficient portion of the Purchase Price to repay in full any and all amounts which remain due and owing under the terms of that certain $169,065 Consolidated Convertible Promissory Note dated April 1, 2017 (the “Note”) made by the Company and payable to [   ] and thereby redeem such Note. The Company and [   ] are in the process of executing and delivering a Note Redemption Agreement as attached hereto as Exhibit B (the “Note Redemption Agreement”), a fully executed copy of which will be provided to the Purchaser when received but in any event prior to or on the Closing Date. As promptly as possible on, or immediately after, the Closing Date, the Company shall provide to Purchaser reasonable evidence of the consummation of the transactions as set forth in the Note Redemption Agreement.

5.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as of the Closing Date as follows:

5.1.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its Articles of Incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

5.2.

The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

5.3.

There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders;

5.4.	Immediately prior to the Closing, the authorized capital stock of the Company consists of the following:

(a) 200,000,000 shares of Common Stock, of which 6,533,891 shares of Common Stock are issued and outstanding; and

(b) 3,000,000 shares of preferred stock, no par value per share, whereby 1,000 shares have been designated as the Series A Preferred Stock, no par value per share, of which 1,000 shares are issued and outstanding; whereby 2,800,000 shares have been designated as the Series B Stock, none of which are issued and outstanding, and whereby the remaining 190,000 shares have not yet been designated and none of which are issued and outstanding.

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5.5.

The Purchased Stock is duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid, and non-assessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act or other applicable laws.

5.6.

The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Purchase Stock, do not and will not: (a) result in a violation of the Company’s Articles of Incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents except for filing a Form D with the U.S. Securities and Exchange Commission and with the State of residence of any purchaser acquiring shares of Common Stock and/or Series B Preferred Stock which are being sold by the Company

5.7.

The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the transactions contemplated by the Transaction Documents.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Purchased Stock.  The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

5.8.

Neither the Company nor any of its Affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchased Stock.  Neither the Company nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of such offer and sale under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Purchased Stock to be integrated with prior offerings by the Company in a manner that would require stockholder approval.

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5.9.

None of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

6.	Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

	6.1.	Purchaser has all power and authority to execute, deliver and perform this Agreement.

6.2.

This Agreement is the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

6.3.

The Purchased Stock will be acquired for investment for the account of Purchaser and not with a view to the distribution or public offering thereof. In connection therewith, Purchasers confirms that Purchaser is an “accredited investor” within the meaning of Rule 501(a) under Regulation D under the Securities Act.

	6.4.	Purchaser has not been contacted concerning the acquired Purchased Stock or the matters set forth in this Agreement by means of any advertisement or other general solicitation.

	6.5.	Purchaser understands that the Company does not have a class of securities registered and is not subject to the Exchange Act.

6.6.

Purchaser understands that (i) the Purchased Stock has not been registered under either the Securities Act or the securities laws of any state by reason of specific exemptions therefrom and that such securities may be resold in the United States without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges that any certificates representing the Purchased Stock will bear a restrictive legend substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR AN AVAILABLE REGISTRATION EXEMPTION TO THE SATISFACTION OF THE COMPANY AND IN COMPLIANCE WITH THE TERMS HEREIN.

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6.7.

Purchaser has access to information relating to Company, and has had an opportunity to ask questions of, and receive answers from, the Company and its authorized representatives, as Purchaser deems necessary to make an informed investment decision in connection with the Purchased Stock including, without limitation, the Company’s quarterly and annual reports posted at OTC Markets.com. Purchaser acknowledges that Purchaser is aware of Purchaser’s obligations under the Exchange Act, including, but not limited to those filing obligations that are triggered as a result of the consummation of the sale of Purchased Stock pursuant to Sections 13 and 16 of the Exchange Act.

7.	Pre-Emptive Rights.

7.1.

Subject to the terms and conditions of this Section 7 and applicable securities laws, for so long as Purchaser continues to hold any of the Series B Preferred Stock (the “Rights Term”), if the Company proposes to offer or sell any New Securities (as defined below) during the Rights Term, the Company shall first offer such New Securities to the Purchaser pursuant to the terms and conditions of this Section 7. Purchaser shall thereafter have the right to acquire its Pro Rata Portion (as defined below) of the New Securities in accordance with the terms and conditions of this Section 7.

	7.2.	For purposes of this Section 7:

7.2.1.

“New Securities” means, collectively, equity securities or debt securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. The New Securities shall not apply to, or include, any of the Common Stock or Series B Preferred Stock which the Company seeks to offer and sell as set forth in the Recitals of this Agreement.

7.2.2.

“Pro Rata Portion” means a fraction (A) the numerator of which is equal to the number of shares of Series B Preferred Stock purchased by the Purchaser on the Closing Date and (B) the denominator of which is equal to the total number of shares of Series B Preferred Stock purchased by all purchasers of such Series B Preferred Stock.

7.3.

The Company shall give written notice (the “Offer Notice”) to the Purchaser stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. By written notification to the Company within ten (10) Business Days after the Offer Notice is given, Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals Purchaser’s Pro Rata Portion, or a specifically designated part thereof.  The closing of any sale pursuant to this Section 7.3 shall occur within ten (10) Business Days of the date that the Purchaser provides written notification of its election to purchase or otherwise acquire his Pro Rata Portion, or designated part thereof, of the New Securities.

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7.4.

In the event that the Purchaser does not elect to purchase all of Purchaser’s Pro Rata Portion, or a designated part thereof, of the New Securities, as provided in Section 7.3, the Company may, following the expiration of the ten (10) Business Day period commencing on the delivery of the Offer Notice, offer and sell the New Securities, within the offering period established by the Company for the sale of the New Securities, to any Person or Persons at a price not less than those specified in the Offer Notice.  The rights provided for in this Section 7 shall apply with respect to any subsequent offer and sale by the Company of New Securities not covered by, or referenced in, the applicable Offer Notice.

7.5.	Notwithstanding the foregoing or anything herein to the contrary, the rights of the Purchaser set forth in this Section 7 shall not be applicable to any New Securities issued:

7.5.1.

for compensatory or incentive purposes to officers, employees or directors of, or consultants to, the Company or any of its Affiliates including, without limitation, the grant of stock options, deferred share units, restricted share units or restricted shares, duly adopted for such purposes by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of the committee of non-employee members of the Board of Directors established for such purpose;

7.5.2.

pursuant to a rights offering by the Company or pursuant to a stockholder rights plan of the Company that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company;

7.5.3.	upon the exercise, conversion or exchange of any securities exercisable, convertible or exchangeable for or into shares of Common Stock;

7.5.4.	pursuant to any over-allotment option granted to the underwriters in a securities offering;

7.5.5.

as a result of the consolidation or subdivision of any securities of the Company, or as a special distribution or stock dividend or similar transaction that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company; or

7.5.6.

in connection with or pursuant to any merger, business combination, joint venture, exchange offer, take-over bid, arrangement, amalgamation, asset purchase transaction or acquisition of assets or shares of a third party where such transaction is approved by a majority of the disinterested directors of the Company.

7.6.

Purchaser, as a condition precedent to the exercise of Purchaser’s right pursuant to this Section 7, shall execute such documents and complete such actions as reasonably required by the Company in connection therewith.

7.7.

The rights of Purchaser pursuant to this Section 7 shall terminate and be of no further force or effect upon the expiration of the Rights Term; upon any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily; a merger or consolidation of the Company where the Company is not a surviving entity; or a sale of all or substantially all of the assets of the Company.

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8.	Miscellaneous

8.1.

Notices.All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery or e-mail as a PDF with return receipt requested, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery if personally served; (ii) upon receipt of a return receipt if sent via e-mail; or (iii) on the second Business Day following the date of mailing if sent by a nationally recognized overnight courier, or on the fifth Business Day if deposited in the United States mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  Notices shall be sent to the Parties as follows:

If to the Purchaser:

[_______________]
[_______________]
Email:

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC
Attn: Laura Anthony
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Email: lanthony@anthonypllc.com

If to the Company:

Glucose Health, Inc.
Attn: Murray Fleming
609 SW 8th Street, Suite 600
Bentonville, AR 72712
Email: murray@glucosehealthinc.com

8.2.

Entire Agreement; Amendments; and Waivers.  This Agreement constitutes the entire understanding and agreement among the Parties relative to the subject matter hereof. Any amendments to the Agreement must be in writing, signed by each Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of the provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

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8.3.

Assignment.  This Agreement shall not be assignable by either Party without the prior written consent of the other Party, in such other Party’s sole discretion. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

8.4.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without application of the conflicts of laws provisions thereof. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof, provided that nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

8.5.	Arbitration.

8.5.1.

If the Company and Purchaser are unable to resolve any dispute, claim, or controversy arising out of or relating to this Agreement, including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement, or any alleged breach thereof, and including any action in tort, contract, equity, or otherwise (each, a “Dispute”), the Parties agree that for a 30-day period following written notice from either Party, an officer or representative designated by each Party shall attempt to resolve such Dispute.

8.5.2.

If the Company and Purchaser are unable to resolve a Dispute within the period set forth in Section 8.6.1 above, either Party may initiate a binding arbitration process as set forth herein by sending written notice to the other Party (the “Arbitration Notice”). Binding arbitration shall be the sole means of resolving any Dispute.

8.5.3.

Within fifteen (15) Business Days after a Party delivers an Arbitration Notice, the Parties shall mutually agree on a single arbitrator (“Arbitrator”) who has not performed professional services for any Party of any of their respective Affiliates during the previous five (5) years. If the Parties cannot agree upon the identity of the Arbitrator within such time period, each Party to the Dispute shall select one arbitrator and the arbitrators so selected shall select the sole Arbitrator, who shall resolve the Dispute.

8.5.4.

In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Nevada but the specific procedure to be followed shall be determined by the Arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), as conducted and processed under the Expedited Procedures thereof, to the extent that such rules do not conflict with the terms of this Agreement..  The Arbitrator shall issue On application to the Arbitrator, any Party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement. The arbitration shall be held in Denver, Colorado.

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8.5.5.

The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within thirty (30) days after the conclusion of the arbitration proceeding at which the Parties present their respective evidence, witness testimony and arguments concerning the Dispute. The Arbitrator shall have no authority to award punitive or other exemplary damages. The determination of the Arbitrator shall be final and binding upon the Parties and not subject to appeal

8.5.6.

The costs incurred in employing the Arbitrator shall be borne 50% by the Company and 50% by the Purchaser. The Arbitrator, as part of his final decision, shall award the prevailing party its reasonable attorneys’ fees, expert witness fees and related out-of-pocket costs incurred with respect to the arbitration, provided, however, that in the event each party prevails in part, all of such costs and expenses shall be allocated according to the relative degree which each Party is a prevailing Party.

8.5.7.

Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction.  The Parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in the City nad County of Denver, Colorado to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration.  The Parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder.

8.6.

No Brokers. No brokerage or finder’s fees or commissions are or will be payable by the Company, Purchaser or any other party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents as a result of any agreement of the Company or its Affiliates or the Purchaser or its Affiliates.

8.7.	Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, administrators, successors and assigns.

8.8.

No Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and the Purchaser and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person..

8.9.

Fees and Expenses. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Purchased Stock to the Purchaser.

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8.10.

Partial Invalidity.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the deletion of the provision of provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable.

8.11.

Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.12.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

8.13.

Equitable Relief. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required. No remedy conferred upon a Party hereunder is intended to be exclusive of any other remedy provided for in this Agreement, and each remedy provided to a Party this Agreement will be cumulative and in addition to every other remedy available to such Party under this Agreement.  No single or partial exercise of any remedy will preclude any other or further exercise thereof.

8.14.

Interpretation. The headings, titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections means the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.

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8.15.

Limitation on Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR THE TRANSACTION DOCUMENTS TO THE CONTRARY, EACH PARTY HEREBY EXPRESSLY DISCLAIMS, RELEASES AND WAIVES ANY CLAIMS AGAINST THE OTHER PARTY FOR ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, SPECIAL OR INDIRECT DAMAGES.

8.16.

Joint Preparation.  This Agreement shall be deemed for all purposes to have been prepared through the joint efforts of the Parties hereto and shall not be construed for or against one Party or any other Party as a result of the preparation, submittal, drafting, execution or other event of negotiation thereof.

8.17.

Counterparts. This Agreement may be executed in multiple counterparts which shall together be constitute one and the same instrument. This Agreement may be delivered to Parties by e-mail of a PDF copy of this Agreement bearing the signature of the Parties so delivering this Agreement, which shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties have either individually or by their duly authorized officers executed and delivered is Agreement as of the Effective Date.

COMPANY:

GLUCOSE HEALTH, INC.

By:
Name:	Murray Fleming
Title:	Chief Executive Officer

PURCHASER:

By:
Name:

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Exhibit A

Note Redemption Agreement

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Exhibit B

Certificate of Designations and Rights of Series B Cumulative Preferred Stock

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